Exhibit 99.1
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements, or the pro forma financial statements, combine the historical consolidated financial statements of Southcross Energy Partners, L.P. (the “Partnership”) and the carve-out historical financial statements of the TexStar Rich Gas System (as defined below) to illustrate the effect of the transaction described below. The pro forma financial statements were based on, and should be read in conjunction with, the:

•	accompanying notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements;

•	consolidated financial statements of the Partnership for the year ended December 31, 2014 and the notes relating thereto, included in the Partnership’s 2014 Annual Report on Form 10-K;

•
consolidated financial statements of the TexStar Rich Gas System, a carve-out of TexStar Midstream Services, LP, for the years ended December 31, 2013 and 2012 and for the six months ended June 30, 2014 and 2013, and the notes relating thereto, included in the Partnership’s Current Report on Form 8-K/A filed on October 20, 2014.

The historical consolidated financial statements have been adjusted in the pro forma financial statements to give effect to pro forma events that are (a) directly attributable to the contribution of the TexStar Rich Gas System, (b) factually supportable and (c) with respect to the pro forma statements of operations, expected to have a continuing impact on the combined results. The Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations, or the pro forma statements of operations, for the year ended December 31, 2014, give effect to the contribution of the TexStar Rich Gas System to the Partnership as if it occurred on January 1, 2013. As the Partnership’s results of operations for the year ended December 31, 2014 include the results of the TexStar Rich Gas System from August 4, 2014, the TexStar Rich Gas System’s results included in the pro forma financial statements are for the period from January 1, 2014 through August 3, 2014.
The pro forma financial statements have been prepared under the rules and regulations of the Securities and Exchange Commission. As further described below, management concluded that the Partnership was the predecessor for accounting purposes for periods prior to August 4, 2014.
The pro forma financial statements have been presented for informational purposes only and are based upon available information and assumptions that management of the Partnership believes are reasonable under the circumstances. These pro forma financial statements are not necessarily indicative of what the combined entity’s results of operations and financial position would have been had the transactions been completed on the dates indicated. The Partnership has incurred and expects to incur additional costs to integrate the TexStar Rich Gas System into the Partnership’s businesses. The pro forma financial statements do not reflect the cost of any integration activities or benefits that may result from synergies that may be derived from any integration activities. In addition, the pro forma financial statements do not purport to project the future results of operations or financial position of the combined entity.

Description of the Transactions

The Partnership is a Delaware limited partnership formed in April 2012. Its common units are listed on the New York Stock Exchange under the symbol “SXE.”

On August 4, 2014, TexStar Midstream Services, LP (“TexStar”) contributed to the Partnership its Rich Gas System (the “TexStar Rich Gas System”) (the “Contribution”). In exchange for the Contribution, the Partnership paid $80 million in cash, assumed $100 million of debt (which was immediately repaid through a new term loan agreement entered into by the Partnership in connection with the Contribution) and issued 14,633,000 of its Class B Convertible Units (the “Class B Convertible Units”). The total transaction was valued at approximately $450 million, which was based on the volume weighted average trading price of the Partnership’s common units for the 10 trading day period ending the business day prior to signing of the transaction. The TexStar Rich Gas System consists of a cryogenic processing plant, located in Bee County, Texas, and rich natural gas gathering and residue pipelines across the core producing areas extending from Dimmit to Karnes Counties, Texas in the liquids-rich window of the Eagle Ford shale. These pipelines are operated under split-capacity joint ventures with Atlas Pipeline Partners, L.P.

In connection with the consummation of the Contribution, on August 4, 2014, the Partnership entered into (a) a Third Amended and Restated Revolving Credit Agreement with Wells Fargo Bank, N.A., as Administrative Agent, UBS Securities

LLC and Barclays Bank PLC, as Co-Syndication Agents, JPMorgan Chase Bank, N.A., as Documentation Agent, and a syndicate of lenders, which is a $200 million revolving credit facility (the “Third A&R Revolving Credit Agreement”) and (b) a Term Loan Credit Agreement with Wells Fargo Bank, N.A., as Administrative Agent, UBS Securities LLC and Barclays Bank PLC, as Co-Syndication Agents, and a syndicate of lenders, which is a $450 million facility (the “Term Loan Agreement”). All of the assets of the TexStar Rich Gas System have been pledged as collateral under the Third A&R Revolving Credit Agreement and the Term Loan Agreement.
The initial borrowings and extensions of credit under the Term Loan Agreement were used to finance the acquisition of the TexStar Rich Gas System (including the immediate repayment of the $100 million of debt assumed in connection with the Contribution), as well as the repayment of certain of the Partnership’s existing debt and the payment of fees and expenses in connection with the new debt arrangements and ongoing working capital and other general partnership purposes. No amounts were initially drawn on the Third A&R Revolving Credit Agreement. However, as of December 31, 2014, $30.0 million was outstanding under the Third A&R Revolving Credit Agreement.
Contemporaneous with the Contribution, Southcross Holdings LP, a newly formed Delaware limited partnership (“Holdings”) acquired 100% of the equity of Southcross Energy Partners GP, LLC, a Delaware limited liability company and the Partnership’s general partner (“General Partner”) and a controlling equity interest in the Partnership. This transaction is being accounted for under the acquisition method of accounting in the consolidated financial statements of Holdings, whereby Holdings will be recording the Partnership’s assets acquired and liabilities assumed at fair value. However, because less than 80% of the equity interests in the Partnership were acquired, push down accounting of Holdings’ basis in the Partnership was prohibited in the Partnership’s consolidated financial statements. No pro forma adjustments have been made in the pro forma financial statements related to the transactions at the Holdings level.
Also, in connection with the Partnership’s change in control, all of the holders of the 1,832,399 Series A convertible preferred units elected to convert those units to 2,015,638 common units based on the 110.0% exchange ratio under the partnership agreement. No pro forma adjustments have been made in the pro forma financial statements for such conversion.
Additionally, because the TexStar Rich Gas System was under common control of TexStar, the Partnership recorded the TexStar Rich Gas System at TexStar’s historical cost. Thus, the difference between consideration paid and the TexStar Rich Gas System’s historical cost (net book value) at August 4, 2014 was recorded as a reduction to partners’ capital on a pro-rata basis. Management concluded that the Partnership was the predecessor for accounting purposes for periods prior to August 4, 2014, the date on which the Contribution was consummated.

SOUTHCROSS ENERGY PARTNERS, L.P.
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2014
(in thousands, except per unit data)

	Southcross Energy Partners, L.P. Historical	TexStar Rich Gas System Historical	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Revenues	$829,460	$8,777	$—		$838,237
Revenues – affiliates	13,267	3,150	—		16,417
Total revenues	842,727	11,927	—		854,654
Expenses:
Cost of natural gas and liquids sold	721,132	—	—		721,132
Operations and maintenance	51,902	10,026	—		61,928
Depreciation and amortization	42,206	9,192	—		51,398
General and administrative	32,385	1,707	—		34,092
Impairment of assets	1,556	—	—		1,556
Loss on sale of assets	365	—	—		365
Total expenses	849,546	20,925	—		870,471

Loss from operations	(6,819)	(8,998)	—		(15,817)
Other income (expense):
Equity in losses of joint venture investments	(6,496)	(7,693)	—		(14,189)
Interest expense	(15,562)	(8,065)	(1,971)	(a)	(25,598)
Loss on extinguishment of debt	(2,316)	—	—		(2,316)
Other expense	(77)	—	—		(77)
Total other expense	(24,451)	(15,758)	(1,971)		(42,180)
Loss before income tax expense	(31,270)	(24,756)	(1,971)		(57,997)
Income tax expense	(52)	(21)	—		(73)
Net loss	(31,322)	(24,777)	(1,971)		(58,070)
Series A Preferred fair value adjustment	(4,596)				(4,596)
Series A Preferred unit in-kind distribution	(534)				(534)
General partner unit in-kind distribution	(207)				(207)
Net loss attributable to partners	(36,659)	(24,777)	(1,971)		(63,407)

Earnings per unit:
Net loss allocated to limited partner common units	$(20,175)				$(30,266)
Weighted average number of limited partner common units outstanding	21,641,635				21,641,635
Loss per common unit	$(0.93)				$(1.40)
Net loss allocated to limited partner subordinated units	$(8,355)				$(14,487)
Weighted average number of limited partner subordinated units outstanding	12,213,713				12,213,713
Loss per subordinated unit	$(0.68)				$(1.19)
See accompanying notes to unaudited condensed combined consolidated financial statements

SOUTHCROSS ENERGY PARTNERS, L.P.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

(a)
To reflect the net adjustment to interest expense for the changes in outstanding debt, interest rates and deferred financing costs. Such amount was determined utilizing interest rates of approximately 5.3% on the outstanding amounts under the Term Loan Agreement and 4.0% on the outstanding amounts under the Third A&R Revolving Credit Agreement, which is LIBOR plus an applicable margin or a base rate as defined in the applicable agreements.